Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479
NEWS RELEASE

For media information:	For investor information:

John Hourigan	Gregg Swearingen
(937) 445-2078	(937) 445-4700
john.hourigan@ncr.com	gregg.swearingen@ncr.com

For Release on October 28, 2004

NCR Reports Third-Quarter Results

•	Teradata Data Warehousing operating income doubles on 14 percent revenue growth

•	Financial Self Service revenue growth of 25 percent drives 19 percent operating margin

•	Operating cash flow of $151 million, $80 million of free cash flow generation

•	Increasing 2005 earnings-per-share guidance to $2.15 to $2.25 from $2.00

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today reported earnings of $0.46 per diluted share and revenue of $1.45 billion for the quarter ended September 30, 2004. The year-over-year revenue increase of 7 percent includes 3 percentage points of benefit from foreign currency fluctuations.

Operating income for the third quarter was $59 million versus $33 million in the prior-year period. Included in NCR’s third-quarter operating results was $38 million of pension expense, compared to the $31 million of pension expense included in the third quarter of 2003.

NCR reported third-quarter net income of $44 million, or $0.46 per diluted share, versus net income of $18 million, or $0.19 per diluted share, in the third quarter of 2003.

“Strong revenue growth in our Teradata Data Warehousing and Financial Self Service businesses as well as cost and expense improvements across the company enabled NCR to deliver another solid quarter,” said Mark Hurd, president and chief executive officer of NCR.

Operating Segment Results(1)

Teradata Data Warehousing

14 percent revenue growth drives operating-margin improvement of 5 percentage points

NCR’s Teradata Data Warehousing segment reported record third-quarter revenue of $312 million, up 14 percent from the third quarter of 2003. The third-quarter year-over-year revenue comparison included a benefit of 3 percentage points from foreign currency fluctuations.

Operating income of $42 million increased 100 percent from $21 million in the third quarter of 2003 due to higher volume, improvement in services profitability and reduction in infrastructure costs.

Companies are realizing that in order to make better, faster decisions in this competitive business climate, they must extract detail-level data from operational systems into a central repository that delivers a single, integrated view of the business. This enterprise-wide approach, enabled through Teradata technology and services, makes it possible for these companies to deeply analyze and optimize their financial performance, business operations and customer relationships more effectively and at a significantly lower cost than other approaches.

Financial Self Service

25 percent revenue growth fuels 19 percent operating margin

The Financial Self Service segment generated record third-quarter revenue of $338 million, up from $271 million reported for the year-ago period. Third-quarter revenue growth included a year-over-year benefit of 4 percentage points from foreign currency fluctuations.

Operating income of $63 million increased 34 percent from $47 million in the third quarter of 2003 due to higher revenue and, to a much lesser extent, the positive effect of currency fluctuations.

Globally, NCR is seeing continued growth in upgrades, replacements and the purchase of new automated teller machines (ATMs) as banks focus more on branch banking, transaction migration and compliance with regulatory changes. Motivated by the recently enacted Check 21 legislation, banks in the United States are investing in new deposit-capable ATMs that allow the bank to reduce cash-handling, check-processing and transportation costs, providing a very attractive return on investment while improving the levels of service and convenience for consumers.

Retail Store Automation

Cost actions and better expense management enable operating improvement

For the third quarter of 2004, Retail Store Automation generated $217 million of revenue, up 3 percent from $210 million in the third quarter of 2003. The third-quarter year-over-year revenue comparison for Retail Store Automation included a benefit of 3 percentage points from foreign currency fluctuations.

Retail Store Automation generated $11 million of operating income in the quarter, an increase of $2 million from the prior-year period due in large part to expense reductions.

Although retailers continue to be disciplined in their capital spending, we are seeing retailers refreshing their point-of-sale systems and expanding their deployment of self-checkout systems.

Customer Services

Cost reductions offset by continued pricing pressure and exited businesses

Customer Services reported revenue of $452 million, down 1 percent from the third quarter of 2003. The third-quarter year-over-year revenue comparison for Customer Services included a benefit of 3 percentage points from foreign currency fluctuations.

The Customer Services operating segment generated $4 million of operating income in the quarter, versus $11 million of operating income in the third quarter of 2003. While results continue to reflect pricing pressure and the decline in higher-margin revenue from exited businesses, the company’s cost reduction and revenue-mix actions are expected to improve Customer Services profitability in 2005.

Non-Operating Items

Other Expense of $2 million in the third quarter of 2004 was down from $8 million in the prior-year period.

NCR’s effective tax rate for 2004 has been reduced from 27 percent to 25 percent. As a result, the company’s tax rate of 23 percent for the third quarter reflects the year-to-date adjustment associated with the lower rate. The reduction is principally due to an increased proportion of operating profits attributable to foreign operations.

During the third quarter of 2004, the company repurchased approximately 2 million shares of NCR common stock for approximately $89 million, which more than offset option-

exercise activity during the quarter. Year-to-date, NCR has repurchased 6 million shares, which more than offsets the effect of the 3.4 million options that have been exercised. NCR’s board of directors authorized an additional $250 million share-repurchase program at its regularly scheduled board meeting on Oct. 27, 2004.

Cash Flow

NCR doubled its generation of cash from operations in the third quarter to $151 million from $74 million in the third quarter of 2003. Capital expenditures in the third quarter of 2004 were $71 million compared to $52 million of capital expenditures in the year-ago period.

NCR generated $80 million of free cash flow (cash from operations less capital expenditures) in the third quarter of 2004 versus the $22 million of free cash flow generation in the year-ago period. Assuming capital expenditures of approximately $250 million, NCR expects approximately $115 million of free cash flow generation in 2004.

	For the Period ended Sept. 30
	Three Months		Nine Months
	2004	2003	2004	2003
Cash provided by operating activities (GAAP) (2)	$151	$74	$241	$274
Less capital expenditures for:
Net expenditures for reworkable service parts	(26)	(22)	(65)	(67)
Expenditures for property, plant and equipment	(22)	(13)	(55)	(42)
Additions to capitalized software	(23)	(17)	(63)	(50)

Total capital expenditures	(71)	(52)	(183)	(159)
Free cash flow (non-GAAP measure) (3)	$80	$22	$58	$115

Balance Sheet

NCR ended the third quarter with $625 million in cash, cash equivalents and short-term investments, down slightly from the $633 million cash balance on June 30, 2004. NCR’s cash balance declined as significant share-repurchase activity and the funding of the $26 million acquisition of Kinetics, Inc. slightly outpaced free cash flow generated in the third quarter. As of Sept. 30, 2004, NCR had short- and long-term debt of $311 million versus $310 million on June 30, 2004.

Outlook

NCR expects fourth-quarter earnings per share in the $0.76 to $0.81 range, or $0.72 to $0.77 excluding $0.04 of net benefit from gains and charges related to real estate transactions expected in the fourth quarter.

NCR is further increasing full-year 2004 earnings guidance to $2.45 to $2.50 per diluted share, including the net benefit from the gains and charges related to real estate transactions expected in the fourth quarter of 2004 and other previously disclosed items as listed in the reconciliation table below. Excluding the benefit of these items, earnings per share is expected to be $1.48 to $1.53(4). See the table below for a reconciliation of GAAP earnings per share to non-GAAP earnings per share excluding these items.

Assuming $125 million of pension expense in 2005, NCR now expects 2005 earnings per share to be approximately $2.15 to $2.25, an increase from previous 2005 earnings guidance of $2.00 per share. This would approximate a 50 percent increase in earnings per share from NCR’s increased guidance for 2004 earnings, excluding the 2004 items described below.

	Fourth- Quarter Guidance	Original 2004 Full-Year Guidance	Revised 2004 Full-Year Guidance
Year-over-year revenue growth:
Total NCR	Flat	Flat	3-4%
Teradata Data Warehousing	Flat	3-5%	7-8%
Financial Self Service	3-5%	3-5%	14-15%
Retail Store Automation	6-8%	Flat	5-6%
Customer Services	(5-7)%	(0-3)%	(2-3)%
Systemedia	Flat	Flat	Flat
Payment & Imaging	(10-15)%	(0-5)%	(3-5)%
Other	(25-30)%	(20-25)%	(20-25)%

Earnings per share – GAAP	$0.76-$0.81 (a)	$0.85-$0.95	$2.45-$2.50 (b)

Earnings per share – non-GAAP	$0.72-$0.77 (c)	$0.85-$0.95	$1.48-$1.53 (c)

(a)	Includes $6 million of gains from real estate transactions, net of charges.
(b)	Includes $85 million of tax benefit, $3 million break-up fee and $10 million of gains from real estate transactions, net of charges.
(c)	Excluding items identified in the reconciliation table below.

Reconciliation of GAAP to Non-GAAP Measures

Non-GAAP earnings-per-share measures exclude the effect of non-operational items listed in this table

	Results		Guidance
	Q3 2004	Q3 2003	Q4 2004	2004
Earnings Per Share (GAAP)	$0.46	$0.19	$0.76-$0.81	$2.45-$2.50
Resolution of prior-year tax audits	—	—	—	0.88
Receipt of acquisition-related break-up fee	—	—	—	0.02
Net gain on real estate transactions	—	—	0.04	0.07

Adjusted Earnings Per Share (Non-GAAP)(4)	$0.46	$0.19	$0.72-$0.77	$1.48-$1.53

2004 Third-Quarter Earnings Conference Call

NCR’s senior management will discuss the company’s third-quarter results during a conference call today at 10:00 a.m. (ET). Access to the conference call, as well as a replay of the call, is available on NCR’s Web site at http://investor.ncr.com/. Supplemental financial information regarding NCR’s 2004 third-quarter operating results is also available on NCR’s Web site.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s ATMs, retail systems, Teradata data warehouses and IT services provide Relationship Technology solutions that maximize the value of customer interactions and help organizations create a stronger competitive position. Based in Dayton, Ohio, NCR (www.ncr.com) employs approximately 28,900 people worldwide.

# # #

NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

(1)	The operating segment results discussed in this earnings release exclude the impact of $38 million of pension expense in the third quarter of 2004 and $31 million of pension expense in the third quarter of 2003. When evaluating the year-over-year performance of and making decisions regarding its operating segments, NCR excludes the effect of pension expense/income. Schedule B, included in this earnings release, reconciles total “Income from operations excluding pension expense/income” for all of the company’s operating segments to “Total income from operations” for the company.

(2)	NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures found in this release are useful for investors.

(3)	NCR defines free cash flow as cash provided by operating activities less capital expenditures for reworkable service parts, property, plant and equipment and additions to capitalized software. NCR’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations. This non-GAAP measure should not be considered a substitute for or superior to cash flows from operating activities under GAAP, or as a proxy for cash flow available for discretionary spending.

(4)	NCR’s management looks at the company’s earnings-per-share results excluding certain items to assess the financial performance of the company and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. In addition, management uses its earnings per share excluding these items to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. This non-GAAP measure should not be considered as a substitute for or superior to earnings per share determined in accordance with GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases (including upgrades to existing data warehousing solutions and retail point-of-service solutions) by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by the company; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	For the Periods Ended September 30
	Three Months		Nine Months
	2004	2003	2004	2003
Revenue
Products	$762	$671	$2,151	$1,937
Services	692	684	2,045	2,018

Total revenue	1,454	1,355	4,196	3,955

Cost of products	489	425	1,377	1,252
Cost of services	570	556	1,709	1,663

Total gross margin	395	374	1,110	1,040
% of Revenue	27.2%	27.6%	26.5%	26.3%

Selling, general and administrative expenses	278	285	832	852
Research and development expenses	58	56	174	171

Income from operations	59	33	104	17
% of Revenue	4.1%	2.4%	2.5%	0.4%

Other expense, net	2	8	2	52

Income (loss) before income taxes	57	25	102	(35)
% of Revenue	3.9%	1.8%	2.4%	(0.9)%

Income tax expense (benefit)	13	7	(59)	(13)

Net income (loss)	$44	$18	$161	$(22)

% of Revenue	3.0%	1.3%	3.8%	(0.6)%

Net income (loss) per common share
Basic	$0.47	$0.19	$1.71	$(0.23)

Diluted	$0.46	$0.19	$1.68	$(0.23)

Weighted average common shares outstanding
Basic	93.3	94.6	94.0	95.1
Diluted	95.2	95.3	95.8	95.1

NCR CORPORATION

CONSOLIDATED REVENUE and OPERATING INCOME (LOSS) SUMMARY

(in millions)

	For the Periods Ended September 30
	Three Months			Nine Months
	2004	2003	% Change	2004	2003	% Change
Revenue by segment
Data Warehousing
Data Warehousing solution	$238	$208	14%	$733	$658	11%
Data Warehousing support services	74	66	12%	216	194	11%

Total Data Warehousing	312	274	14%	949	852	11%
Financial Self Service	338	271	25%	919	757	21%
Retail Store Automation	217	210	3%	594	563	6%
Systemedia	127	119	7%	358	353	1%
Payment and Imaging	36	34	6%	101	101	—
Customer Services
Professional and installation-related services	77	81	(5)%	233	225	4%
Customer Service Maintenance:
Financial Self Service	145	137	6%	422	405	4%
Retail Store Automation	115	113	2%	344	350	(2)%
Payment and Imaging	26	26	—	81	79	3%
Other	89	99	(10)%	271	308	(12)%

Total Customer Services	452	456	(1)%	1,351	1,367	(1)%

Other	42	67	(37)%	139	171	(19)%
Elimination of installation-related services included in both the Customer Services segment and the other reported segments	(70)	(76)	(8)%	(215)	(209)	3%

Total revenue	$1,454	$1,355	7%	$4,196	$3,955	6%

Operating Income (Loss) by segment

Data Warehousing	$42	$21		$151	$84
Financial Self Service	63	47		134	88
Retail Store Automation	11	9		8	(14)
Systemedia	2	5		5	7
Payment and Imaging	5	4		11	14
Customer Services	4	11		(8)	21
Other	(9)	(11)		(30)	(40)

Elimination of installation-related services operating income included in both the Customer Services segment and the other reported segments	(21)	(22)		(65)	(64)

Subtotal - Segment operating income	97	64		206	96

Pension expense	(38)	(31)		(102)	(79)

Total income (loss) from operations	$59	$33		$104	$17

NCR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	September 30 2004	June 30 2004	December 31 2003
Assets

Current assets
Cash, cash equivalents and short-term investments	$625	$633	$689
Accounts receivable, net	1,143	1,195	1,230
Inventories	392	382	308
Other current assets	215	205	195

Total current assets	2,375	2,415	2,422

Property, plant and equipment, net	697	703	746
Prepaid pension cost	1,368	1,382	1,386
Deferred income taxes	554	553	558
Other assets	416	387	368

Total assets	$5,410	$5,440	$5,480

Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$4	$4	$3
Accounts payable	419	425	414
Payroll and benefits	282	236	300
Customer deposits and deferred service revenue	375	427	362
Other current liabilities	514	508	500

Total current liabilities	1,594	1,600	1,579

Long-term debt	307	306	307
Pension and indemnity	490	479	484
Postretirement and postemployment benefits	260	261	272
Other long-term liabilities	843	853	963

Total liabilities	3,494	3,499	3,605

Total stockholders’ equity	1,916	1,941	1,875

Total liabilities and stockholders’ equity	$5,410	$5,440	$5,480

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	For the Periods Ended September 30
	Three Months		Nine Months
	2004	2003	2004	2003
Operating Activities
Net income (loss)	$44	$18	$161	$(22)

Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	68	75	204	238
Deferred income taxes	(2)	20	2	12
Income tax adjustment	—	—	(85)	—
Goodwill impairment	—	—	—	—
Other adjustments to income (loss), net	1	(1)	—	3
Changes in assets and liabilities:
Receivables	56	(20)	91	52
Inventories	(8)	(22)	(83)	(56)
Current payables	48	70	(26)	—
Customer deposits and deferred service revenue	(53)	(72)	12	(8)
Employee severance and pension	14	1	21	12
Other assets and liabilities	(17)	5	(56)	43

Net cash provided by operating activities	151	74	241	274

Investing Activities
Net expenditures for reworkable service parts	(26)	(22)	(65)	(67)
Expenditures for property, plant and equipment	(22)	(13)	(55)	(42)
Proceeds from sales of property, plant and equipment	1	2	8	6
Additions to capitalized software	(23)	(17)	(63)	(50)
Other investing activities	(26)	(1)	(43)	(4)

Net cash used in investing activities	(96)	(51)	(218)	(157)

Financing Activities
Purchase of Company common stock	(89)	(15)	(271)	(74)
Short-term borrowings, net	—	5	1	6
Long-term debt, net	—	1	—	1
Cash received from real estate transaction	—	—	50	—
Proceeds from employee stock plan	29	4	141	15
Other financing activities	(2)	(23)	(5)	(21)

Net cash used in financing activities	(62)	(28)	(84)	(73)

Effect of exchange rate changes on cash and cash equivalents	(1)	1	(3)	11

(Decrease) increase in cash and cash equivalents	(8)	(4)	(64)	55
Cash and cash equivalents at beginning of period	633	585	689	526

Cash and cash equivalents at end of period	$625	$581	$625	$581